Exhibit 10.9

FIRST AMENDMENT

TO

SECURITIES PURCHASE AGREEMENT

BETWEEN DHAC AND A.G.P.

This Amendment No. 1 (this “Amendment”), dated as of November 21, 2023 to Securities Purchase Agreement (as defined below) is made by and between Digital Health Acquisition Corp. (the “Company”) and A.G.P./Alliance Global Partners ( “A.G.P.”). All terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement.

Whereas, the Company and A.G.P. entered into a Securities Purchase Agreement dated as of November 3, 2022 (the “Securities Purchase Agreement”); and

Whereas, the Company and Sponsor desire to amend the form of convertible preferred stock to be issued to A.G.P under the Securities Purchase Agreement from Series B Preferred Stock to Series A Preferred Stock and to provide for a revised Certificate of Designations for such Series A Preferred Stock including an increase in the authorized number of Series A Preferred Stock as stated therein.

NOW THEREFORE, IT IS AGREED:

1.	Recital B of the Securities Purchase Agreement and the definitions contained therein are hereby amended and restated as follows (bolded text included for reference purposes only to indicate text being amended):

The Company has authorized a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, par value $0.0001 per share, the terms of which are set forth in the certificate of designation for such series of Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series A Preferred Stock”), which Series A Preferred Stock shall be convertible into shares of Common Stock (such shares of Common Stock issuable pursuant to the terms of the Certificate of Designations, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

2.	Recital D of the Securities Purchase Agreement is hereby amended and restated as follows:

Upon the closing of the Business Combination, A.G.P. wishes to convert the entire Deferred Amount into shares of Series A Preferred Stock (the “Shares”), and the Company wishes to sell A.G.P. such Shares at said closing, upon the terms and conditions stated in this Agreement.

3.	The header of Section 1.1 is hereby amended and restated as follows:

1.1       Purchase and Sale of Series A Preferred Stock.

4.	Exhibit A attached to the Securities Purchase Agreement is hereby amended and restated in its entirety and attached herewith.

5.	Upon the execution and delivery by the Company and A.G.P. of this Amendment, this Amendment shall be effective as of November 21, 2023.

6.	All other provisions of the Securities Purchase Agreement shall remain unaffected by the terms hereof.

7.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

8.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[ Signature Page Follows ]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment with the intent and agreement that the same shall be effective as of the day and year first above written.

Digital Health Acquisition Corp.

By:	/s/ Scott Wolf
Name:	Scott Wolf
Title:	Chief Executive Officer

A.G.P./Alliance Global Partners

By:	/s/ Thomas Higgins
Name:	Thomas Higgins
Title:	Managing Director

EXHIBIT A

CERTIFICATE OF DESIGNATIONS

(as amended)